Exhibit 10.6

DAVID J. VAN HAVERMAAT (Cal. Bar No. 175761)
Email: vanhavermaatd@sec.gov

JENNIFER T. CALABRESE (Cal. Bar No. 247976)
Email: calabresej@sec.gov

Attorneys for Plaintiff

Securities and Exchange Commission
Michele Wein Layne, Regional Director
Alka Patel, Associate Regional Director
Amy J. Longo, Regional Trial Counsel
444 South Flower Street, 9th Floor
Los Angeles, California 90071

Telephone: (323) 965-3998

Facsimile: (213) 443-1904

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, vs. CANNAVEST CORP. a/k/a/ CV SCIENCES, INC. and MICHAEL J. MONA, JR., Defendants.	Case No. CV-17-01681-APG-PAL CONSENT OF DEFENDANT MICHAEL J. MONA, JR. TO ENTRY OF FINAL JUDGMENT

1

1.           Defendant Michael J. Mona, Jr. (“Defendant”) acknowledges having been served with the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action.

2.         Without admitting or denying the allegations of the complaint (except as provided herein in paragraph 11 and except as to personal and subject matter jurisdiction, which Defendant admits) , Defendant hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things:

(a)	permanently restrains and enjoins Defendant from violation of Sections 10(b) and 13(b)(5) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 10b-5, 13a-14, 13b2-1, and 13b2-2 thereunder, and Section 304(a) of the Sarbanes-Oxley Act of 2002;
(b)	permanently restrains and enjoins Defendant from controlling any person who violates Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-13 thereunder;
(c)	prohibits Defendant for a period of five years from entry of the Final Judgment from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act or that is required to file reports pursuant to Section 15(d) of the Exchange Act;
(d)	orders Defendant to pay a civil penalty in the amount of $40,000 pursuant to Section 21(d)(3) of the Exchange Act, payable in 12 monthly installments to begin within 30 days after entry of the Final Judgment and to conclude within 360 days after entry of the Final Judgment; and
(e)	orders Defendant to reimburse CannaVEST Corp. the amount of $10,000 pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002, payable in 12 monthly installments to begin within 30 days after entry of the Final Judgment and to conclude within 360 days after entry of the Final Judgment.

3.         Defendant agrees that he shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Defendant further agrees that he shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.

4.           Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

5.         Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

6.          Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Securities and Exchange Commission (“SEC”) or any member, officer, employee, agent, or representative of the SEC to induce Defendant to enter into this Consent.

7.          Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

8.          Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

9.         Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the SEC within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

10.          Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the SEC or any member, officer, employee, agent, or representative of the SEC with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the SEC based on the entry of the injunction in this action, Defendant understands that he shall not be permitted to contest the factual allegations of the complaint in this action.

2

11.         Defendant understands and agrees to comply with the terms of 17 C.F.R. § 202.5(e), which provides in part that it is the SEC’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings,” and “a refusal to admit the allegations is equivalent to a denial, unless the defendant or respondent states that he neither admits nor denies the allegations.” As part of Defendant’s agreement to comply with the terms of Section 202.5(e), Defendant: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; (ii) will not make or permit to be made any public statement to the effect that Defendant does not admit the allegations of the complaint, or that this Consent contains no admission of the allegations, without also stating that Defendant does not deny the allegations; (iii) upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint; and (iv) stipulates solely for purposes of exceptions to discharge set forth in Section 523 of the Bankruptcy Code, 11 U.S.C. §523, that the allegations in the complaint are true, and further, that any debt for disgorgement, prejudgment interest, civil penalty or other amounts due by Defendant under the Final Judgment or any other judgment, order, consent order, decree or settlement agreement entered in connection with this proceeding, is a debt for the violation by Defendant of the federal securities laws or any regulation or order issued under such laws, as set forth in Section 523(a)(19) of the Bankruptcy Code, 11 U.S.C. §523(a)(19). If Defendant breaches this agreement, the SEC may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the SEC is not a party.

12.         Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.

13.         Defendant agrees that the SEC may present the Final Judgment to the Court for signature and entry without further notice.

14.        Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated: 12/19/17	/s/ Michael J. Mona, Jr.
By Michael J. Mona, Jr.

Approved as to form:

/s/ S Todd Neal

S. Todd Neal

Procopio, Cory, Hargreaves & Savitch LLP

525 B. Street, Suite 2200

San Diego, CA 92101

Attorney for Defendant CannaVEST Corp.

3